Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

Exhibit 14.1

Code of Business Conduct and Ethics – Cheniere Energy Partners, L.P.

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Doc No: LCG-CPL-POL-000021

Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

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Owner: Compliance and Ethics		Effective Date: 01/02/2025
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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

15.3 Retaliation/Whistleblower Protection	17
16.0 Safe and Healthy Workplace	18
17.0 Asking Questions and Raising Concerns	18
18.0 Code Reviews and Amendments	19
19.0 Certification	19
20.0 Other Rights	19
21.0 References	20

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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

1.0Introduction
Operating ethically and in compliance with both external regulations and our own rigorous internal standards is fundamental to managing risk and achieving operational excellence. This Code of Business Conduct and Ethics (“Code”) of Cheniere Energy Partners, L.P. (“Cheniere”) covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all of our personnel and may require conduct that exceeds legal minimums. If you have questions about applying the Code, it is your responsibility to seek guidance from Compliance & Ethics, Human Resources, or your supervisor, as applicable.
The Code is not the exclusive source of guidance and information regarding the conduct of our business. This Code applies to every member of Cheniere’s Board of Directors (the “Board”), officer and employee of Cheniere and its subsidiaries and affiliates in which it directly or indirectly holds a majority interest (collectively referred to as the “Company”).
To further the Company’s fundamental principles of honesty, loyalty, fairness and forthrightness, the Company has established this Code. This Code strives to deter wrongdoing and promote the following objectives:
•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•Full, fair, accurate, timely and understandable disclosure in all reports and documents required to be filed with or submitted to the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;
•Compliance with applicable rules and regulations of the Securities and Exchange Commission and with applicable governmental laws, rules and regulations;
•Prompt internal reporting of violations of the Code to the company Hotline, the Chief Compliance and Ethics Officer, or the Chief Legal Officer; and
•Accountability for adherence to this Code.

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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

2.0Values
To emphasize that Cheniere is differentiated not only by what we do but the way we do it, we use TRAINS as an acronym for the values we embrace:
•Teamwork — Trust each other, share ideas and collaborate to meet our shared goals.
•Respect — Respect each other, the company, our stakeholders and the environment.
•Accountability — Set high, measurable performance goals, keep commitments and hold yourself and others responsible.
•Integrity — Hold yourself and each other to the highest standards of honesty and transparency.
•Nimble — Innovate and be flexible and adaptable when facing change.
•Safety — Protect the safety and well-being of people, our customers and the communities in which we operate.
3.0Compliance with Laws
The activities of the Company and each director, officer and employee are expected to be in full compliance with all applicable laws, rules and regulations in the cities, states and countries in which the Company operates.
It would be impossible to summarize here all of the laws, rules and regulations with which the Company and its directors, officers, and employees must comply. However, each director, officer and employee of the Company is expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to him or her in his or her position with the Company. Each employee is responsible for consulting with his or her manager or the Chief Compliance and Ethics Officer to determine which laws, regulations and policies apply to his or her position and to undertake training as may be necessary to understand and comply with such laws, regulations and policies.
If any director, officer or employee has any questions about his or her obligations under any applicable law, regulation or policy, he or she should seek advice from the Chief Compliance and Ethics Officer, Chief Legal Officer, or their designees.

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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

4.0Fraud
Any activity that involves theft, fraud, embezzlement, extortion or misappropriation of property is strictly prohibited. Fraudulent activities can include, but are not limited to misappropriation of funds, securities, supplies, or other assets, falsification of records and impropriety in the handling or reporting of money or financial transactions.
5.0Bribery and Corruption
Directors, officers, and employees are strictly prohibited from offering, promising, or giving money, gifts, loans, rewards, favors or anything of value to any governmental official, employee, agent or other intermediary (either inside or outside the United States) that is prohibited by law. Those paying a bribe may subject the Company and themselves to civil and criminal penalties. When dealing with government customers or officials, improper payments are prohibited.
The Company prohibits improper payments in all of its activities, whether these activities are with governments or in the private sector.
5.1Gifts and Entertainment
Employees, officers and directors are permitted to provide or receive meals, refreshments, entertainment, and other business courtesies of reasonable value to current or potential customers, government regulators, or other parties in support of Cheniere business activities, so long as this practice (i) does not violate any law or regulation, and (ii) is consistent with industry practices, infrequent in nature, and not lavish or extravagant. In addition to the guidelines set forth in Section II above, the Company has the following policies with respect to the receipt of gifts and entertainment:
•In any case where a gift could reasonably raise a question that an individual’s judgment is influenced, such director, officer or employee should report such gift to the Chief Compliance and Ethics Officer.
•A director, officer or employee should decline a gift if there would be any implication of influence on future dealings.
•A director, officer or employee should not do indirectly what he or she is prohibited from doing directly. For example, a director, officer or employee should not have a family member accept a prohibited gift.

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Controlled Document Type: Policy

Every effort should be made to refuse or return an impermissible gift. If it would be inappropriate to refuse a gift or a gift cannot be returned, the gift should promptly be reported to the attention of the Chief Compliance and Ethics Officer, who may require that the gift be donated to an appropriate community organization.
Directors should disclose to the Chief Legal Officer or the Chief Compliance and Ethics Officer any gift or entertainment given to or received from a government official or relevant or applicable third party by the director in connection with their service on the Board. Officers and employees are expected to disclose gifts or receipts of gifts and entertainment in accordance with the Enterprise Gifts and Entertainment Policy. Please see the Company’s Enterprise Gifts and Entertainment Policy for additional detail.
5.2Political Contributions and Activities
Federal and state contribution and lobbying laws severely limit the contributions that the Company can make to political parties or candidates. It is Company policy that Company funds or assets shall not be used to make a political contribution to any political party or candidate, unless approval has been given by the Chief Compliance and Ethics Officer.
When a director, officer, or employee is involved in political activities it must be on an individual basis, on their own time and at their own expense. The use of any Company assets for personal political activities, including IT systems, is prohibited. Furthermore, when a director, officer or employee speaks or otherwise takes a position on political or public issues in an individual capacity, it must be made clear that comments or statements made are those of the individual and not the Company.
5.3Competition Laws
Competition laws are designed to promote a free and open marketplace by prohibiting arrangements with competitors that restrain trade. Directors, officers, and employees must not enter into any anti-competitive arrangements, such as agreements with competitors as to prices, costs, terms or conditions of sale, the markets in which the Company and/or they will compete, or customers or suppliers with whom the Company and/or they will do business. Any questions with respect to whether an arrangement is anti-competitive should be directed to Legal or Compliance.

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Controlled Document Type: Policy

6.0Anti-Money Laundering
Money laundering is the process by which individuals or entities move criminal funds through the financial system in order to hide traces of their criminal origin or otherwise try to make these funds look legitimate. The Company is committed to complying fully with all applicable anti-money laundering laws in the countries in which it operates.
7.0Trade Controls
Directors, officers, and employees are required to comply with all applicable trade laws and economic sanctions laws and regulations in the countries in which the Company operates. These laws generally apply to the import, export and transfer of certain products and technology by U.S. companies.
For more information, please reference the Company’s Anti-Corruption and Economic Sanctions Policy.
8.0Fair Dealing and Anti-trust
The Company believes that behaving ethically is a good business practice. The Company intends to live up to its obligations and be honest and fair in its dealings with others. Each director, officer and employee may not seek unfair advantage with the Company’s customers, suppliers, co-workers or competitors or anyone else with whom he or she has contact in the course of performing his or her job, by concealment, manipulation, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing.
9.0Insider Trading and Stock Tipping
Directors, officers, and employees are not permitted to use or share information concerning the Company for stock trading purposes or for any other purpose except as appropriate for the conduct of the Company’s business. All non-public information about the Company or other companies acquired in the capacity of a director, officer or employee should be considered confidential information. To use material non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. In order to assist with compliance with laws against insider trading, the Company has adopted a Policy on Insider Trading and Compliance governing trading in securities of the Company and tipping of material non-public information.

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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

10.0Environment and Human Rights
Directors, officers, and employees are required to comply with all applicable environmental laws and regulations in the countries in which the Company operates.
To enable the Company to conduct business in a way that respects and upholds fundamental human rights, directors, officers, and employees are required to comply with applicable laws and regulations with respect to human rights in the countries in which it operates.
10.1Harassment and Discrimination
Directors, officers, and employees must not harass others or create or allow a hostile work environment. Harassing behavior may be sexual or non-sexual and can include, for example, unwelcome sexual advances or physical contact, offensive or sexually suggestive comments, requests for sexual favors or the display or circulation of offensive or degrading images, text, or other material.
Harassment or discrimination of any kind are prohibited. For more information regarding prohibited conduct, employees should review the Company’s US Policy Prohibiting Discrimination and Harassment and/or speak with their Human Resources Business Partner.
11.0Protection of Company Assets and Information
The Company acquires assets to promote its business affairs. The Company employs a combination of people, processes, procedures and technology to protect the confidentiality, integrity and availability of its assets, networks and systems and the confidential and proprietary data contained therein from theft, damage, loss, and misuse. Each director, officer and employee has a duty to protect the Company’s assets and to take all reasonable steps to ensure their proper and efficient use. Assets include all of the Company’s financial assets, real estate assets, other tangible property such as facilities, equipment, vehicles, software, and computers, as well as the Company’s network and computer systems; power and energy sources; innovations; and confidential information, as defined below. The use of Company assets, whether for personal gain or not, for any unlawful or improper purpose is strictly prohibited.
For the protection and proper use of the Company’s assets, each director, officer and employee should:
•exercise reasonable care to prevent theft, breach, damage, loss or misuse of Company property;

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•promptly report the actual or suspected theft, breach, damage, loss or misuse of Company property to the Chief Compliance and Ethics Officer directly or by contacting the Cheniere Help desk;
•use the Company’s voicemail, other electronic communication services or written materials for business-related purposes or as otherwise authorized by the Company and in a manner that does not reflect negatively on the Company; provided that reasonable and incidental personal use for non-political activities is permitted as long as such activities do not interfere with business responsibilities or put any of the Company’s assets or property at risk of theft, breach, damage, or loss;
•safeguard all electronic programs, systems, data, communications and written materials from inadvertent access by others;
•only use authorized Generative AI (“GenAI”) tools and applications responsibly and in compliance with the Acceptable Use of IT Policy, including verification of outputs, clearly identifying content generated by GenAI, only using Company credentials for GenAI applications on Company systems and networks; and
•use Company property only for legitimate business purposes, as authorized in connection with his or her job responsibilities, or as otherwise authorized by the Company.
Company property includes all data and communications transmitted or received to or by, or contained in, the Company’s electronic or telephonic systems or by written media. Directors, officers, employees and other users of Company property should understand with respect to anything created, viewed, stored, sent or received using Company property, and to the extent permitted by law, the Company has the ability, and reserves the right, to monitor all electronic and telephonic communications. These communications may also be subject to disclosure to law enforcement or government officials at the Company’s discretion. Non-business use of Company assets is subject to monitoring and, to the extent permitted by law, disclosure. Company assets should not be used for personal activities intended to be private.
For more information please refer to the Enterprise Security Policy and the Information Technology Security Policy.
11.1Confidential Information and Intellectual Property
Directors, officers, and employees will receive confidential information about the Company, its customers, operations, business prospects and opportunities in the course of their employment or tenure with the Company. Confidential information includes the following, although this list is not exhaustive:

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•financial performance information;
•current and prospective client and customer lists;
•information about client and customer accounts, requirements and practices;
•business methods and ideas;
•employee lists and employment data;
•personal information collected by the Company
•documents, books, records, data, materials, supplies, and contract forms; and
•other non-public information relating to the Company and its employees, customers, suppliers, products, services, and operations.
The obligation to preserve the confidentiality of non-public information continues even after employment or the relationship with Company ends.
Patents, copyrights, and trademarks are legal terms that define when an invention, product, written work or name is owned by an individual or company and use of these by others is prohibited without express permission. Ownership rights in patents, copyrights and trademarks are granted on a country-by-country basis. Directors, officers, and employees shall protect the Company’s patents, copyrights, trademarks, and other intellectual property and respect the intellectual property rights of others. All intellectual property relating to the Company and created in the course of employment with the Company belong to and shall remain the sole property of the Company.
Ensure that confidential information and intellectual property being submitted into an approved GenAI application has preauthorized approval. Confidential information and intellectual property should not be submitted into any unapproved GenAI application.
11.2Physical Assets
All documents and other tangible objects containing or representing confidential information, and all copies or extracts thereof that are in the possession of directors, officers, and employees shall be and remain the sole and exclusive property of the Company. Directors, officers, and employees are given this information because it is necessary or useful in carrying out their duties for the benefit of the Company and are required to maintain the confidentiality of such information, except when disclosure is authorized or legally mandated. No director, officer or employee may use it to further

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his or her personal interests, to make a profit or for any other purpose. All work product developed during employment with the Company shall remain Company property and shall not be taken or transferred from the Company without the Company’s consent.
11.3Privacy
The Company is committed to protecting personal data obtained in connection with its business activities and shall ensure that personal data is only collected, accessed, processed, transferred, shared, retained, and/or disclosed if there is a legitimate purpose to do so and doing so complies with applicable, laws and regulations.
For more information, please refer to the General Privacy Policy and the Staff Privacy Policy.
12.0Records Retention/Destruction
The Company’s corporate records are important assets. The Company is required by law to maintain certain types of corporate records, usually for a specified period of time. Failure to retain such documents for such minimum periods could subject the Company to penalties and fines, cause the loss of rights, obstruct justice, place the Company in contempt of court, or place the Company at a serious disadvantage in litigation.
Accordingly, the Company retains corporate records for not less than their respective legally required minimum periods, and, with respect to unregulated records, for periods deemed appropriate in the ordinary course of business.
“Corporate records” in this context include records in every form and at all locations, including paper records, computer-stored, cloud-stored and other electronic records, video and sound tapes, microfiche and microfilm and social media. They also include chronologic work product files and desk copies of documents. Records which remain retrievable (such as from computer storage) after “hard copies” are destroyed are in fact not destroyed and remain, for instance, subject to discovery in litigation.
For more information please refer to the Information Management Policy and the Records Retention Schedule.

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13.0Conflicts of Interest
All directors, officers, and employees of the Company have a primary business responsibility to the Company and must avoid any activity that may interfere or appear to interfere with the performance of this responsibility. Business decisions must be based solely on the best interests of the Company, without regard to personal, family or other extraneous considerations.
A “conflict of interest” exists when:
•a real or perceived private interest of a director, officer or employee is in conflict with the interest of the Company;
•any such individual receives improper personal benefits as a result of his or her position with the Company; or
•the individual has other duties, loyalties, responsibilities or obligations that are, or may be viewed as being, inconsistent with his or her duties, loyalties, responsibilities or obligations to the Company.
Conflicts of interest may arise when an individual’s position or responsibilities with the Company present an opportunity for gain apart from his or her normal rewards of employment. Conflicts of interest may also arise when an individual’s personal or family interests are, or may be viewed as being, inconsistent with those of the Company and therefore as creating conflicting loyalties. Such conflicting loyalties may cause a director, officer or employee to give preference to personal interests, either internal or external, in situations where Company responsibilities must come first. Personal interest which might affect, directly or indirectly, the proper exercise of judgment should be avoided.
Conflicts of interest may not always be easily recognized or identified. The following are examples of situations in which a conflict of interest may arise, although this list is not exhaustive:
•The handling of a transaction which is or could be viewed as a conflict of interest because of a material connection with the individual or company involved.
•Service as a director of an outside company or on boards of charitable and civic organizations if such service interferes with the duties and responsibilities of such director, officer or employee.
•Ownership by an employee or, to the employee’s knowledge, an employee’s family member of a significant financial interest in any outside enterprise that does or seeks to do business

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with, or competes with, the Company. A significant financial interest is a direct or indirect combined interest of an employee and their family members of more than: 1% of any class of the outstanding securities of a firm or corporation, 10% interest in a partnership or association, and/or 5% of total assets or gross income of such employee and their family members.
•Participation in a business decision with respect to an entity that is a material competitor of the Company in which a family member is an employee.
•Solicitation of contributions or the sale of goods and services by or for other businesses or organizations on Company property or while acting as an agent of the Company.
•Acceptance of a loan from any Company customer or supplier.
•Acceptance of a fee from a third-party for performing any act that the Company could have performed.
•Abusing a position within the Company for personal gain.
Conflicts of interest are prohibited as a matter of Company policy unless specifically authorized as described below. The appearance of a conflict of interest can be as damaging to the Company as an actual conflict. Each director, officer and employee should conduct themselves at all times so as to avoid, where possible, conflicts of interest and the appearance of conflicts of interest unless specifically authorized as described below.
Persons other than directors and Section 16 officers1 who become aware of an actual or potential conflict of interest should discuss the matter with and seek a determination and authorization from the Chief Legal Officer or the Chief Compliance and Ethics Officer.
1 The term “officer” for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) is defined to mean an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries are deemed officers of the issuer if they perform such policy-making functions for the issuer. When the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. If pursuant to Item 401(b) of Regulation S-K the issuer identifies a person as an “executive officer,” it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 of the Exchange Act, as are such other persons enumerated above.

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In addition to any review required under Section 13.1 and except to the extent specifically provided otherwise elsewhere in this Code, any situation, transaction or relationship that involves a director or Section 16 officer that may give rise to an actual, apparent, or potential conflict of interest must be disclosed in advance to the Chief Legal Officer and the Chair of the Audit Committee and, if appropriate, approved in advance by the Audit Committee or other independent committee of the Board. Non-employee directors of Cheniere should promptly notify the Chief Legal Officer or Chief Compliance and Ethics Officer in advance of accepting any new board position outside of charitable and civic organizations.
A director, officer or employee may not personally benefit from their relationship or employment with the Company except through compensation received directly from the Company. This prohibition does not apply to discounts offered by merchants that are generally available to all employees of the Company.
13.1Outside Activities
A director, officer or employee must disclose and obtain approval from the Chief Compliance and Ethics Officer (with respect to an officer or employee) or the Chief Legal Officer (with respect to a director) before participating in business activities outside the Company that could either unreasonably interfere with their duties and responsibilities to the Company or reflect poorly on the Company. The Company will generally approve such activities unless they are not in the best interest of the Company or that a conflict of interest otherwise exists.
13.2Corporate Opportunities
A director, officer or employee shall not take personal advantage or obtain personal gain from an opportunity learned of or discovered during the course and scope of his or her employment or relationship with the Company when that opportunity or discovery could be of benefit or interest to the Company. Any such opportunity or discovery shall first be presented to the Company before being pursued in an individual capacity. Likewise, no director, officer or employee should use Company property, information or position for personal gain.

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14.0Accuracy in Reporting and Other Public Communications
The Company must provide full, fair, accurate, timely and understandable disclosure in all reports and documents filed with, or submitted to, the SEC, other regulators, and in public communications made by the Company. The full, fair, accurate, timely and understandable disclosure in all such reports and documents and other public communications made by the Company is required by laws, rules and regulations and is of critical importance to the Company. This means, among other things, that any director, officer or employee who is responsible for, or who contributes to, the preparation or review of the Company’s financial statements or other information that is to be filed with the SEC or otherwise made publicly available, shall exercise due care in preparing and reviewing any such materials.
Depending on the position with the Company, an officer or employee may be called upon to provide necessary information to assure that the Company’s public reports are full, fair, accurate and understandable. The Company expects all officers and employees to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to the Company’s disclosure requirements. In addition, each director, officer and employee has a responsibility to ensure that all Company documents and reports for which he or she is responsible are free of any materially false, misleading, incomplete or otherwise improper information. No person shall mislead, manipulate, defraud or coerce, or improperly influence the Company’s auditors or any employee, officer or director of the Company or any advisor to the Company, including outside counsel or auditors, with respect to the Company’s audit or SEC reports. Each director, officer and employee must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel.
A director, officer or employee who becomes aware of a material error or potential misstatement in any Company financial statements or other documents filed with the SEC, must promptly report the error or potential misstatement either to the Chief Compliance and Ethics Officer, the Chief Legal Officer or using the Company’s internal reporting procedures.
15.0Culture of Compliance
The Company strives to maintain an environment where employees, officers, and directors work in accordance with our stated values and have the knowledge and understanding to comply with laws and regulations that govern their job functions. All officers, directors, and supervisors are expected to be familiar with laws, regulations, and rules and ensure their teams have sufficient knowledge with respect thereto. All employees are expected to supplement compliance with laws and regulations by completing all assigned training in the time allowed and asking questions where clarification is required. If any employee, officer, or director has questions

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about compliance expectations and standards, please reach out to the relevant department VP, the Chief Legal Officer, or to the Compliance and Ethics team for assistance.
15.1Employee Accountability
All employees, officers and directors shall comply with all laws, regulations and market rules applicable to our business. This includes, but is not limited to, the Federal Energy Regulatory Commission Standards of Conduct (“Standards”). Each director, officer and employee should be alert and sensitive to situations that could result in actions that might violate federal, state, or local laws or the standards of conduct set forth in this Code. If any director, officer or employee believes that their conduct or that of a fellow director, officer or employee may have violated any such laws or this Code, such individual has an obligation to report the matter.
If any director, officer or employee desires to report a suspected violation of this Code, they may report such violations pursuant to the Company’s internal reporting procedures. The Company has a system for the anonymous reporting of violations of this Code of Business Conduct. This includes a United States Hotline at 866-207-4751, a United Kingdom Hotline at 0808-234-1127, and internet access at cheniere.ethicspoint.com.
Please see section 17.0 of this Code, “Asking Questions and Raising Concerns,” below for more information.
15.2Disciplinary Action
A director, officer or employee will be subject to disciplinary action if he or she violates this Code.
Appropriate actions will be taken in the event of a violation of this Code. Such action shall be reasonably designed to deter wrongdoing and to permit accountability for adherence to this Code. Violations of this Code may result in disciplinary actions up to and including termination. In addition, any violation of laws, rules or regulations that may subject the Company to fines and other penalties may result in the individual’s criminal prosecution.
15.3Retaliation/Whistleblower Protection
Retaliation for complying with or reporting a violation of this Code is prohibited.
The Company prohibits retaliation of any kind against individuals who have made good faith reports or complaints of violations of this Code or other known or suspected illegal

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or unethical conduct. Any reprisal or retaliation against an employee because the employee, in good faith, sought help, filed a report, or participated in an investigation will be subject to disciplinary action, including potential termination of employment.
16.0Safe and Healthy Workplace
All directors, officers, and employees of the Company are expected to perform their duties in accordance with safety protocols, rules and training in order to recognize and mitigate potential hazards and ensure a safe working environment. Operating activities should be conducted in accordance with all applicable laws, rules and regulations in the countries in which the Company operates. Work areas must be secured and free from hazards and workplace violence. Accidents, injuries and unsafe equipment, practices or conditions should be promptly reported. Employees, officers and directors of the Company must not use, possess or be under the influence of illegal drugs or any substance that interferes with safely performing their work.
All directors, officers, and employees are expected to dress appropriately in consideration of professional or occupational norms, health, safety, laws, regulations, policies, and procedures. This includes compliance with the Company’s Personal Protection Equipment (“PPE”) Standard and relevant site-specific procedures.
17.0Asking Questions and Raising Concerns
Directors, officers, and employees are encouraged to seek guidance if ever unsure about the right thing to do in a business situation. In addition, all directors, officers, and employees have a responsibility to promptly report in good faith if they know of or suspect misconduct. Reporting concerns contributes to the Company’s ethical culture and helps the Company promptly address situations that, if left unaddressed, could adversely impact the Company and others.
The Company is committed to fostering an environment in which all employees are encouraged to ask questions and raise concerns about any potential, suspected or known violation that has occurred, may occur and/or is occurring of any applicable law, regulation, or rule, this Code or any other Company policy, free from fear of discrimination, harassment or other forms of retaliation.
Retaliation is a violation of this Code and may also violate the law. Any retaliation should be reported in accordance with this Code.

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18.0Code Reviews and Amendments
This Code may be amended, modified, or waived from time to time.
This Code may be amended, modified, or waived as to non-executive officer employees only by an executive officer of Cheniere, who will ascertain whether an amendment, modification or waiver is appropriate. Waivers will be granted on a case-by-case basis and only in extraordinary circumstances. Any amendment, modification or waiver of this Code that applies to an executive officer or director of Cheniere must be approved by the Board of Directors which will ascertain whether an amendment, modification or waiver is appropriate. Sections 3.0, 13.0, 14.0, 15.1, and 15.2 of this Code (and no other provisions) shall constitute the Code of Ethics for principal financial officers under Section 406 of the Sarbanes-Oxley Act of 2002 (the “Principal Financial Officers”) and the Code of Business Conduct and Ethics under the NYSE Listing Rules (the “Designated Code”).
Any amendment, modification, or waiver to the Designated Code for directors, executive officers and Principal Financial Officers shall be posted on Cheniere’s website or shall be otherwise disclosed in each case to the extent required by applicable securities laws or the applicable rules of the NYSE. Notice posted on Cheniere’s website shall remain there for a period of 12 months and shall be retained in Cheniere’s files as required by law.
19.0Certification
Each director, officer and employee shall certify annually to the Company that he or she acknowledges receipt of, understands and agrees to be bound by, and comply in full with, this Code. All new employees must sign a statement of agreement to be bound by this Code of Business Conduct.
20.0Other Rights
Neither the adoption of this Code nor any description of its provisions constitutes a representation of full compliance with this Code. This Code does not, in any way, constitute an employment contract or an assurance of continued employment. This Code is not intended to create any third-party rights and should not be construed to do so.
For the avoidance of doubt, nothing in this Code shall prohibit any employee from confidentially or otherwise communicating or filing a charge or complaint with a federal, state, local or other governmental agency or regulatory (including self-regulatory) entity, including concerning alleged or suspected criminal conduct or unlawful employment practices; participating in a governmental agency or regulatory entity investigation or proceeding; giving truthful testimony,

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Code of Business Conduct and Ethics – CQP
Controlled Document Type: Policy

statements or disclosures to a governmental agency or regulatory entity, or if properly subpoenaed or otherwise required to do so under applicable law (including any regulation or legal process); requesting or receiving confidential legal advice (at the employee’s own expense); or making other statements or disclosures believed in good faith to be truthful factual information relating to unlawful employment practices. In addition, this Code does not limit an employee’s right to receive an award (if any) under applicable law for information provided to any government agency or regulatory entity (including under any federal whistleblower program). Nothing in this Code prohibits, limits, or restricts, or is intended to prohibit, limit, or restrict, any employee from engaging in protected concerted activity under the National Labor Relations Act (“NLRA”) for the purpose of collective bargaining or other mutual aid or protection.
21.0References
•Anti-Corruption and Economic Sanctions Policy
•US Policy Prohibiting Discrimination and Harassment
•Enterprise Gifts and Entertainment (G&E) Policy
•Policy on Insider Trading and Compliance – CQP
•Prohibition of Workplace Violence Policy

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Owner: Compliance and Ethics		Effective Date: 01/02/2025
Doc No: LCG-CPL-POL-000021